EXHIBIT 10.03

STATE OF NORTH CAROLINA

COUNTY OF NEW HANOVER

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of this      day of                     , 20    , between BANK OF WILMINGTON, a North Carolina banking corporation (the “Bank”), and                      (the “Optionee”).

WHEREAS, the Board of Directors of the Bank (the “Board”) previously adopted the Bank of Wilmington 1999 Incentive Stock Option Plan (the “Plan”) subject to approval by the Bank’s shareholders and the North Carolina Commissioner of Banks; and

WHEREAS, the shareholders of the Bank, at an annual meeting duly called and held on April 29, 1999, approved the Plan (the “Effective Date”), and the North Carolina Commissioner of Banks has approved the Plan; and

WHEREAS, the shareholders of the Bank, at the Bank’s annual meeting held on May 5, 2005, approved an amendment to the Plan, and the North Carolina Commissioner of Banks approved that amendment on June 15, 2005; and

WHEREAS, the Plan provides that the Personnel Committee (the “Committee”) of the Board may, from time to time, recommend to the Board that it grant to certain officers and employees of the Bank and its subsidiaries (collectively, the “Bank”) the right to purchase shares of the Bank’s common stock (“Common Stock”); and

WHEREAS, the Committee has recommended, and the Board has approved, the grant of an option under the Plan to the Optionee, and the Bank and the Optionee desire to enter into this Agreement to set forth the terms and conditions of that option.

NOW, THEREFORE, the Bank and the Optionee agree as follows:

1. Date of Grant of Option. The date of grant of the option granted under this Agreement is     ,                     , 20     (the “Date of Grant”).

2. Grant of Option. The Bank hereby grants to the Optionee the right (the “Option”) to purchase from the Bank all or any portion of an aggregate of                      (            ) shares of Common Stock (the “Option Shares”) which shall be authorized but unissued shares. The Option is granted pursuant to the Plan, the terms and conditions of which are incorporated into this Agreement by reference.

3. Vesting of Option. Subject to Paragraph 3(b) below, the Option shall vest and become exercisable as to portions of the shares it covers according to the following schedule:

Date	No. of Shares

4. Option Price. The price to be paid for the Option Shares shall be                      AND             /00DOLLARS ($                    ) per share (the “Option Price”) which is the fair market value of the Option Shares as determined by the Committee as of the Date of Grant.

5. When and Extent to which Option may be Exercised. Subject to any further restrictions in this Agreement, the right of the Optionee to exercise the Option to purchase the Option Shares, either in whole or in part, shall be conditioned upon the completion by the Optionee of one full year of service in the employment of the Bank following the Date of Grant. At such time as the Option shall become exercisable in accordance with this Agreement, the Optionee, in his discretion, may exercise all or any portion of the Option Shares as to which the Option is vested. The Option shall terminate as provided in Paragraph 8 hereof. Furthermore and notwithstanding anything else herein, the Option shall be subject to the right of the North Carolina Commissioner of Banks (the “Commissioner”) and the Federal Deposit Insurance Corporation (the “FDIC”) to direct the Bank to require an Optionee to exercise or forfeit his or her Option if the Bank’s capital falls below the minimum requirements, as determined by the Commissioner or FDIC.

6. Change in Control. When used herein, the phrase “change in control” refers to (i) the acquisition by any person, group of persons or entity of the beneficial ownership or power to vote more than twenty-five (25%) percent of the Bank’s outstanding stock, (ii) during any period of two consecutive years, a change in the majority of the Board unless the election of each new Director was approved by at least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period, or (iii) a reorganization, merger, or consolidation of the Bank with one or more other entities in which the Bank is not the surviving entity, or the transfer of all or substantially all of the assets or shares of the Bank to another person or entity. . Notwithstanding anything contained in this Agreement or the Plan to the contrary, the term “change in control” shall not include a transaction approved by the Bank’s Board of Directors which results in the Bank merging with, transferring its assets to or becoming the subsidiary of, a corporation or entity newly formed at the direction of the Bank’s Board of Directors for the purpose of such transaction (including a corporation or entity so formed for the purpose of serving as the Bank’s parent bank holding company), and in connection with which transaction the Bank’s former shareholders (other than those who exercise statutory rights of dissent and appraisal) become the holders of substantially all of the voting stock of such corporation. Further, a transaction or event shall not be considered a “change in control” if, prior to the consummation or occurrence of such transaction or event, the Bank and Optionee agree in writing that the same shall not be treated as a “change in control” for purposes of this Agreement.

7. Method of Exercise. The Option shall be exercised by written notice to the Committee, signed by the Optionee or by such other person as may be entitled to exercise the Option, substantially in the form of Exhibit A to this Agreement. The written notice shall state the number of shares with respect to which the Option is being exercised and shall either be accompanied by payment of the aggregate Option Price for such shares or shall fix a date (not more than ten business days from the date of such notice) by which the payment of the aggregate Option Price will be made. Payment of the aggregate Option Price for the shares being purchased may only be paid in cash or by a certified or cashiers’ check. The Optionee may not exercise the Option to purchase less than 100 shares, unless the Committee otherwise approves or unless the partial exercise is for the remaining shares available under the Option. A certificate or certificates for the shares of Common Stock purchased upon the exercise of the Option shall be issued in the regular course of business subsequent to the exercise of the Option and the payment therefor. Until certificates representing shares purchased upon the proper exercise of the Option have been issued and registered on the Bank’s shareholder records, no person entitled to exercise the Option granted under this Agreement shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option.

8. Termination of Option. The Option shall terminate as described below.

(a) Except as provided in subparagraphs (b), (c), (d), (e) and (f) below, the Option, to the extent that it has not previously expired or been exercised, and regardless of any vesting pursuant to Paragraph 3 hereof, shall terminate on the earlier of (i) the date that the Optionee is “discharged for cause,” (ii) the date the Optionee gives notice that the Optionee terminates his or her employment with the Bank for a reason other than retirement or disability or following a change in control of the Bank, or (iii) the date which is ten years from the Date of Grant. The phrase “discharged for cause” shall include termination at the sole discretion of the Bank’s Board of Directors because of the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease and desist order, or material breach of any provision of any employment agreement that the Optionee may have with the Bank.

(b) In the event that the Optionee’s employment is terminated by the Bank prior to the date which is ten years after the Date of Grant under circumstances that do not constitute “discharge for cause,” the Optionee shall have the right to exercise the Option, to the extent that it has not previously expired or been exercised, at any time within three months after the date of such termination of employment, but in no event later than ten years after the Date of Grant, with respect to the number of shares for which it was or had become exercisable under its terms at the time the Optionee’s employment terminated, and, to the extent not so exercised during that period, it shall terminate and be of no further force or effect.

(c) In the event the Optionee retires prior to the date which is ten years after the Date of Grant, the Optionee shall have the right to exercise the Option, to the extent that it has not previously expired or been exercised, immediately in full and at any time within three months after the date of retirement, but in no event later than ten years after the Date of Grant, and, to the extent not so exercised during that period, it shall terminate and be of no further force or effect. For purposes of this Agreement, the term “retirement” shall mean, subject to Board approval in each instance, (i) termination of the Optionee’s employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Bank or (ii) attaining age 65.

(d) In the event the Optionee becomes disabled prior to the date which is ten years after the Date of Grant, the Optionee shall have the right to exercise the Option, to the extent that it has not previously expired or been exercised, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within 12 months after the last date on which the Optionee provided services as an officer or an employee of the Bank before being disabled, but in no event later than ten years after the Date of Grant, and, to the extent not so exercised during that period, it shall terminate and be of no further force or effect. For purposes of this Agreement, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code.

(e) Notwithstanding anything else herein, in the event that an Optionee should die (i) while employed by the Bank or any of its subsidiaries, (ii) within three months after retirement, (iii) within three months after Optionee’s termination following a change in control, or (iv) within 12 months after Optionee’s termination by reason of Optionee’s disability, the Option, to the extent it has not previously expired or been exercised, shall be exercisable, according to its terms, by the personal representative, the executor or administrator of the Optionee’s estate, or any person or persons who acquired the Option by bequest or inheritance from the Optionee, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within 12 months after the date of death of the Optionee, but in no event later than the earlier of the date which is 12 months following the date of the Optionee’s death or the date which is ten years after the Date of Grant, and, to the extent not so exercised during that period, it shall terminate and be of no further force or effect.

(f) In the event the Optionee’s employment with the Bank is terminated following a change in control of the Bank, then, subject to the provisions of Paragraph 11(b), the Optionee shall have the right to exercise the Option, to the extent that it has not previously expired or been exercised, immediately in full and at any time within three months after the date of termination, but in no event later than ten years after the Date of Grant, and, to the extent not so exercised during that period, it shall terminate and be of no further force or effect.

9. Effect of Agreement on Employment Status of Optionee. Neither the grant of the Option nor anything contained in this Agreement or the Plan shall be interpreted as a contract of employment, as giving the Optionee any right to employment with the Bank or to a position as an officer or an employee of the Bank, or to limit or restrict the Bank’s right to remove the Optionee from any position held by the Optionee with the Bank or to terminate his or her employment at any time, with or without cause.

10. Listing and Registration of Option Shares. The Bank’s obligation to issue shares of Common Stock upon exercise of the Option is expressly conditioned upon (i) the completion by the Bank of any registration or other qualification of such shares under any state or federal law or regulations or rulings of any government regulatory body, or (ii) the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Option Shares which the Committee shall, in its sole discretion, deem necessary or advisable. Notwithstanding the foregoing, the Bank shall be under no obligation to register or qualify the Option Shares under any state or federal law. The required representations and agreements referenced above may include representations and agreements that the Optionee, or any other person entitled to exercise the Option, (i) is purchasing such shares on his or her own behalf as an investment and not with a present intention of distribution or re-sale and (ii) agrees to have placed upon any certificates representing the Option Shares a legend setting forth any representations and agreements which have been given to the Committee or a reference thereto and stating that such shares may not be transferred except in accordance with all applicable state and federal securities laws and regulations, and further representing that, prior to making any sale or other disposition of the Option Shares, the Optionee, or any other person entitled to exercise the Option, will give the Bank notice of the intention to sell or dispose of such shares not less than five days prior to such sale or disposition.

11. Adjustment Upon Change in Capitalization; Dissolution or Liquidation.

(a) Changes in Capitalization; Stock Splits and Dividends. In the event of (i) any dividend payable by the Bank in shares of its Common Stock, or (ii) any recapitalization, reclassification, split-up, consolidation or combination of, or other change in or offering of rights to the holders of, the Bank’s Common Stock, or (iii) an exchange of the outstanding shares of the Bank’s Common Stock for a different number or class of shares of stock or other securities of the Bank in connection with a merger, consolidation or other reorganization of or involving the Bank (provided the Bank shall be the surviving or resulting corporation in any such merger or consolidation), then, to the extent that it, in its discretion, shall determine an adjustment to be appropriate in order to reflect such event or transaction, and in such manner as it shall determine to be appropriate, the Committee shall adjust the number and class or kind of shares which may be issued upon exercise of the Option and/or the Option Price, all computed on a basis prior to such event. However, in no event shall any such adjustment change the aggregate Option Price for Option Shares to be purchased upon the exercise of the Option.

Any such adjustments made by the Committee shall be consistent with changes in the Bank’s outstanding Common Stock resulting from the above events and, when made, shall be final, conclusive and binding on all persons, including, without limitation, the Bank, the Optionee or other person having any interest in the Option. Any fractional shares resulting from any such adjustment shall be eliminated.

(b) Dissolution; Merger or Consolidation; Sale of Assets. In the event of (i) a dissolution or liquidation of the Bank, (ii) the sale of substantially all the Bank’s assets, or (iii) a merger or consolidation of the Bank with or into any other corporation or entity , or a statutory share exchange in which the Bank’s outstanding shares are acquired by any other corporation in exchange for its shares (or any other such reorganization or similar transaction), in which the Bank is not the surviving or resulting corporation, and if a provision is not made in such transaction for the continuance of the Plan or the assumption of the Option by any successor to the Bank or for the substitution for the Option of new options covering shares of any other or successor corporation or a parent or subsidiary thereof, then, in such event, and to the extent the Option has not previously expired or been exercised, all rights of the Optionee pursuant to the Option shall terminate and be of no further effect immediately prior to the effective time of such dissolution, liquidation, sale, merger, consolidation, share exchange or other reorganization (or at such other time and pursuant to such rules and regulations as the Committee shall determine and promulgate to the Optionee). However, to the extent the Option has not previously expired or been exercised, and notwithstanding any provisions of the Plan or this Agreement to the contrary, the Option will become exercisable, and may be exercised, in full immediately prior to the effective time of any such event.

(c) Miscellaneous. The grant of the Option under this Agreement shall not affect in any way the right or power of the Bank or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Bank’s capital structure or its business, or any merger or consolidation of the Bank, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of the Bank’s assets or business.

12. Nontransferability. The Option granted under this Agreement shall not be assignable or transferable except, in the event of the death of the Optionee, by will or by the laws of descent and distribution. In the event of the death of the Optionee, the personal representative, the executor or the administrator of the Optionee’s estate, or the person or persons who acquired by bequest or inheritance the right to exercise the Option, may exercise the unexercised Option or a portion thereof, in accordance with the terms hereof, prior to the date which is ten years after the Date of Grant.

13. Tax Withholding. The grant of the Option and Option Shares delivered pursuant to this Agreement, and any amounts distributed with respect thereto, may be subject to applicable federal, state and local withholding for taxes. The Optionee expressly acknowledges and agrees to such withholding, where applicable, without regard to whether the Option Shares may then be sold or otherwise transferred by the Optionee.

14. Notices. Any notice or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed with postage prepaid, if to the Bank at its principal office at 1117 Military Cutoff Road, Wilmington, North Carolina 28405; and, if to the Optionee at his or her last address appearing on the books of the Bank. The Bank and the Optionee may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third business day following the date mailed, as the case may be.

15. Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan, and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Optionee hereby acknowledges receipt of a copy of the Plan from the Bank.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

17. Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended, or terminated, and any terms, representations or conditions may be waived, but only by written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

18. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

19. Governing Law; Venue and Jurisdiction. Without reward to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of New Hanover, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

20. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, his heirs, legatees, personal representatives, executors, and administrators.

21. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Bank, has caused this instrument to be executed in its corporate name by its undersigned authorized officer and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given, and the Optionee has hereunto set his or her hand and adopted as his or her seal the typewritten word “SEAL” appearing beside his or her name, all done this the day and year first above written.

BANK OF WILMINGTON

By:

ATTEST:

, Corporate Secretary

[CORPORATE SEAL]

OPTIONEE

By:		(SEAL)
[Optionee’s Name]

EXHIBIT A TO

INCENTIVE STOCK OPTION AGREEMENT

NOTICE OF EXERCISE

OF

INCENTIVE STOCK OPTION

To:	The Board of Directors of Bank of Wilmington

The undersigned hereby elects to purchase                      whole shares of Common Stock of Bank of Wilmington (the “Bank”) pursuant to the Incentive Stock Option granted to the undersigned in that certain Incentive Stock Option Agreement between the Bank and the undersigned dated as of July 22, 2005. The aggregate purchase price for such shares is $                             , which amount is (i) being tendered herewith, (ii) will be tendered on or before                         , 2        , (cross out provision which does not apply) in cash. The effective date of this election shall be                         , 2        , or the date of receipt of this Notice by the Bank if later.

Executed this      day of                     , 2        , at                     .

Optionee

(Social Security Number)